UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 11, 2004

DOR BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14778	41-1505029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Lincoln Building, 1691 Michigan Avenue Miami, FL 33139
                                 (Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (305) 534-3383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2004, DOR BioPharma, Inc. (the “Company”) announced the resignation of Geoff Green as Chief Executive Officer. To fill the vacancy created by the resignation of Mr. Green, Evan Myrianthopoulos will serve as acting Chief Executive Officer. Mr. Myrianthopoulos has been a member of the Company’s Board of Directors for approximately two years. From November 2001 until November 2004, Mr. Myrianthopoulos served as President of CVL Advisors Group, Inc., a financial consulting firm which specializes in the biotechnology sector. Prior to founding CVL Advisors Group, Inc., from June 1996 to November 2001, Mr. Myrianthopoulos held various positions as Vice President of Finance, Chief Operating Officer and Chief Financial Officer, of Discovery Laboratories, Inc., a public biopharmaceutical company co-founded by him. Mr. Myrianthopoulos currently sits on the boards of several private biotechnology companies. The Company and Mr. Myrianthopoulos have verbally agreed to an annual salary of $185,000 and options to purchase 150,000 shares of the Company’s common stock at $0.47 per share, which were fully vested on the date of grant. Mr. Myrianthopoulos’ employment is terminable at will without severance.

As a selected dealer in connection with the Company’s 2003 private placement of 6,796,912 shares of the Company’s common stock at $0.79 per share, Mr. Myrianthopoulos received cash compensation of approximately $62,000 and warrants to purchase 256,314 shares of common stock. Mr. Myrianthopoulos also received $15,375 in cash compensation and warrants to purchase 65,454 shares of common stock for placement services rendered to the placement agent in connection with the Company’s 2002 private placement of common stock at $0.35 per share.

To fill the vacancy created by the resignation of General (Ret.) Alexander M. Haig, Jr. as Chairman of the Board of the Directors of the Company on November 4, 2004, the Board of Directors appointed his son, Alexander P. Haig, on November 11, 2004.  General Haig will continue to serve the Company as Chairman of the newly created Strategic Advisory Board for BioDefense.

The Company also announced the resignations of Drs. Asher Kornbluth, Peter Salomon, and Larry Kessel from the Company’s Board of Directors. Drs. Kornbluth, Salomon and Kessel will join the Company’s Biotherapeutic Scientific Advisory Board.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Title

99       Press release issued by DOR BioPharma, Inc. on November 11, 2004.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOR BIOPHARMA, INC.
                                By: /s/ Evan Myrianthopoulos
                                President and Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit        Description

99        Press release issued by DOR BioPharma, Inc. on November 11, 2004.